Exhibit 99.4

February 4, 2016

To:	Our Valued Customer

From:	Reza Meshgin
President & CEO

Dear Valued Customer:

I am very excited to share a critical milestone in the history of our company. Today, we announced that Multi-Fineline Electronix, Inc. has entered into a definitive agreement to be acquired by Suzhou Dongshan Precision Manufacturing Co., Ltd (“DSBJ”) (SZSE: 002384). A copy of our press release is attached.

Established in Suzhou, China in 1980, DSBJ is a publicly-traded, leading supplier of precision sheet metal components, which produces a wide range of base station, enclosure and display products and solutions in telecommunications, consumer, industrial, medical and automotive market segments.

We are excited about the opportunity to bring together two strong global companies with more than $1 billion in combined annual sales, and complementary businesses and products. We are confident that the combined company will strengthen our product and service offerings to you, our valued customer.

We expect the transaction to close in the third quarter of fiscal 2016, subject to shareholder and various regulatory approvals and other customary closing conditions. Until then, it will be business as usual, and all of our employees will remain committed to providing you with the timely delivery of the highest-quality flexible printed circuits and assemblies. We greatly appreciate your business and will regularly update you on the progress of this transaction.

Following the closing of the transaction, we will operate as an independent business unit of DSBJ under the strong MFLEX brand, and will continue to supply the high quality, advanced flexible printed circuits and assemblies for which we are known. We will maintain our headquarters location in Irvine, California, as well as our manufacturing facilities in Suzhou, China. The MFLEX management team is expected to remain in place. On behalf of our entire organization, I want to thank you for your support, and we look forward to working with you for many prosperous years to come.

Should you have any questions, please feel free to contact me directly or Tom Lee, our EVP for Business Development.

Sincerely,

Reza Meshgin

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com

Important Information

In connection with the proposed transaction, MFLEX will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). MFLEX STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. MFLEX stockholders and other investors may obtain a free copy of the proxy statement when it becomes available, along with other documents filed by MFLEX with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of MFLEX’s website (http://www.mflex.com). MFLEX and its directors and executive officers may be deemed under SEC rules to be soliciting proxies from MFLEX stockholders in favor of the proposed transaction. Information about these directors and executive officers and their interest in the solicitation will be included in the proxy statement described above. Additional information about MFLEX’s directors and executive officers is also available in MFLEX’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on January 21, 2015, and in its Transition Report on Form 10-K, which was filed with the SEC on February 13, 2015, both of which are available free of charge as indicated above.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction, and other statements in this letter that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent MFLEX’s current expectations concerning future events and involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, the actual timing of the closing of the transaction; the satisfaction of conditions to the closing of the transaction; any termination of the definitive agreement; the effect of the proposed transaction on MFLEX’s business, operating results, and relationships with employees, customers, suppliers and others; any litigation related to the transaction; and the risks disclosed from time to time in MFLEX’s filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended September 30, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. MFLEX does not undertake to update these forward-looking statements to reflect future events or circumstances.

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com